CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Southwestern Energy Company (the "Company") of our report dated February 4, 1998, relating to the consolidated financial statements of the Company, incorporated by reference in Southwestern Energy Company's Annual Report on Form 10-K for the year ended December 31, 1997, and to all references to our firm included in such Registration Statement.


/s/ Arthur Andersen LLP

Tulsa, Oklahoma
September 30, 1998

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